CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Lind Capital Partners Municipal Credit Income Fund and to the use of our report dated September 23, 2021 on the financial statements of the Fund in the Registration Statement. We further consent to the use of our reports dated January 7, 2022 on the financial statements of the Backcountry Investment Partnership, LP and Backcountry Investment Partnership 3, LP in the Registration Statement.

BBD, LLP

Philadelphia, Pennsylvania

January 12, 2022